AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This AMENDMENT NO 1. TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into on and effective for all purposes as of August 6, 2007 by and between Scott Newman (“Employee”) and Conversion Services International, Inc. (the “Company”).

WHEREAS, the Company and Employee are parties to that certain Employment Agreement, entered into effective as of March 26, 2004 (the “Agreement”);

WHEREAS, pursuant to Section 13 of the Agreement, amendments to the Agreement are required to be effected pursuant to a writing executed by the Company and Employee; and

WHEREAS, the Company desires, and Employee hereby agrees, to amend the Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of Employee’s continued employment with the Company, and for other good and valuable consideration, the receipt of which Employee and the Company hereby acknowledge, Employee and the Company hereby amend the Agreement as follows:

Section 3(a) (Salary)is hereby striken in its entirety and shall now state:

“The Company shall pay Employee (i) base compensation (the "Salary") for services rendered in the amount of Three Hundred Seventy-Five Thousand ($375,000) per annum payable on a semi-monthly basis (which base compensation may be increased by the Board of Directors of the Company, in its sole discretion), and (ii) annual bonus, if any, as may be determined by the Board of Directors of the Company, in its sole discretion.”

No Further Amendment. Except as amended hereby, the Company and Employee hereby agree that the Agreement shall remain unmodfied and in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of the date first forth above.

CONVERSION SERVICES INTERNATIONAL, INC.

By:	/s/ Glenn Peipert
Name: Glenn Peipert Title: Executive Vice President & Chief Operating Officer

/s/ Scott Newman
Scott Newman